UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

ARMATA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue, Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARMP	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 1, 2023 (the “Termination Date”), in connection with the planned closure of the Company’s San Diego, CA office, Armata Pharmaceuticals, Inc. (the “Company”) terminated the employment of Erin Butler, Vice President, Finance and Administration (and principal financial officer and principal accounting officer) of the Company, effective as of close of business on the Termination Date.

(c) On May 4, 2023, the Company’s Board of Directors (the “Board”) appointed Julianne Averill to serve, effective as of May 2, 2023, as Chief Financial Officer of the Company and in such capacity, also serve as principal financial officer and principal accounting officer of the Company.

Ms. Averill, age 38, has served as a senior director of Danforth Advisors, LLC (“Danforth”) since August 2021. Ms. Averill has over 20 years of finance & corporate development leadership experience, providing CFO advisory services and supporting life science organizations with capital raise initiatives, investor relations, and corporate strategy. Prior to Danforth, Ms. Averill held several CFO and other operational executive roles of increasing responsibility at leading public and private companies operating at the intersection of technology and science, including serving as CFO for Alveo Technologies from July 2020 to August 2021; VP Finance & Executive Committee Member for BlackThorn Therapeutics from January 2019 to July 2020; Associate VP, Finance & Accounting, for Manifest MedEx from May 2015 to January 2019, and Director of Financial Reporting for Starwood Waypoint Residential Trust from July 2014 to May 2015. Ms. Averill spent her early career at Deloitte as an audit manager in its life sciences and retail practice.

Ms. Averill is licensed as an active Certified Public Accountant in the State of California and is a Society of Human Resource Management Certified Professional. She holds a BS in Business Administration and an MS in Accountancy, both from California State University, Fresno, and has received a certificate in Business and Data Analytics from Harvard University.

Ms. Averill provides consulting services to the Company pursuant to a consulting agreement between the Company and Danforth and receives no compensation directly from the Company. The Company will pay Danforth an agreed upon hourly rate of $395 for Ms. Averill’s services, which is subject to monthly review and annual increase, and will reimburse Danforth for reasonable, out-of-pocket business expenses. The consulting agreement may be terminated by the Company or Danforth with cause, upon 30 days’ written notice, and without cause upon 60 days’ written notice.

There are no family relationships between Ms. Averill and any of the Company’s directors or executive officers. There are no related person transactions in which Ms. Averill has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	Armata Pharmaceuticals, Inc.

	By:	/s/ Brian Varnum
	Name:	Brian Varnum, Ph. D.
	Title:	Chief Executive Officer
(Principal Executive Officer)